EX - 21
                                               SUBSIDIARIES OF THE REGISTRANT
                                                  CINCINNATI MILACRON INC.

                                                                  Date
                                                               Incorporated
                                           Incorporated        or (if later)  Percentage
                                          State or Country     Date Acquired     Owned
                                          ----------------     -------------  -----------
CINCINNATI MILACRON INC.                   Delaware(Registrant)    1983
  Cincinnati Milacron-Holdings Mexico,
    S.A. de C.V.                           Mexico                  1992         100%
    Cincinnati Milacron-Mexican Sales,
      S.A. de C.V.                         Mexico                  1993         100%
  Cincinnati Milacron Marketing Company    Ohio                    1931         100%
    Cincinnati Milacron Commercial
      Corp.                                Delaware                1993         100%
    Cincinnati Milacron International
      Marketing Company                    Delaware                1966         100%
        Coge AG                            Switzerland             1970         100%
        Cincinnati Milacron Holding
          Gesellschaft GmbH                Austria                 1970         100%
            Cincinnati Milacron Austria
              Gesellschaft GmbH            Austria                 1976         100%
    Cincinnati Milacron
      Kunststoffmaschinen Europa GmbH      Germany                 1990         100%
         Ferromatik Milacron
           Maschinenbau GmbH               Germany                 1993         100%
    Cincinnati Milacron U.K.
      Holdings Company                     Ohio                    1982         100%
      Cincinnati Milacron U.K. Ltd.        England                 1988         100%
    Cincinnati Milacron-Korea Corporation  Korea                   1992         100%
    Mandelli/Cincinnati Milacron
      Aerospace S.r.l.                     Italy                   1991          50%
  Cincinnati Milacron Assurance Ltd.       Bermuda                 1977         100%

  Cincinnati Milacron B.V.                 The Netherlands         1952         100%
    Cimcool Europe B.V.                    The Netherlands         1989         100%
    Cimcool Industrial Products B.V.       The Netherlands         1960         100%

  Cincinnati Milacron-Canada Ltd.          Canada                  1959         100%

  Cincinnati Milacron-Heald Corp.          Delaware                1955         100%

  Cincinnati Milacron Resin
    Abrasives Inc.                         Delaware                1991         100%

  Cincinnati Milacron S.r.l.               Italy                   1966         100%

  The Factory Power Company                Ohio                    1907         82.2%

  Cincinnati Milacron-Sano Inc.*           Delaware                1986         100%

  Valenite Inc.                            Delaware                1993         100%
    Valenite-Modco International Inc.      Michigan                1993         100%
      Nippon Valenite-Modco K.K.           Japan                   1993         100%
    Valenite-Modco Pte, Ltd.               Michigan                1993         100%
    Valenite-Modco Sarl                    France                  1993         100%
    Valenite-Modco (U.K.) Limited          England                 1993         100%
    Valenite-Modco S.r.l.                  Italy                   1993         100%
    Valenite-Modco GmbH                    Germany                 1993         100%
    Valenite-Modco Limited                 Canada                  1993         100%
    Valenite de Mexico, S.A. de C.V.       Mexico                  1993         100%
    Valenite-Modco Industria e
      Comercio Ltda.                       Brazil                  1993         100%

* In February 1994, Cincinnati Milacron Inc. sold 100% of the common stock of Cincinnati Milacron-Sano Inc.